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                                                                  Exhibit 2.1

            INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
               1080 SAINT-LOUIS ROAD, QUEBEC CITY, QUEBEC G1K 7M3

                                SUPPORT AGREEMENT

STRICTLY CONFIDENTIAL

November 6, 2005

Clarington Corporation
181 University Avenue, Suite 1010
Toronto, Ontario
M5H 3M7

Attention:  Terence B. Stone, Chairman


Dear Sirs:

   RE: OFFER FOR COMMON SHARES OF CLARINGTON CORPORATION (THE "CORPORATION")

     Industrial Alliance Insurance and Financial Services Inc., directly or through a wholly-owned subsidiary (collectively, the "Offeror"), hereby agrees to make an offer (the "Offer") on the terms and conditions set out in this letter agreement (the "Agreement") for all of the common shares ("Common Shares") of the Corporation. This Agreement sets out the terms and conditions of the agreement by the Corporation, among other things, to (i) recommend that the holders of the Common Shares, other than the Offeror, accept the Offer and (ii) refrain from soliciting expressions of interest in, or assisting or encouraging competing offers for, the Common Shares, together with the representations and warranties to the Offeror from the Corporation and other obligations and commitments of the Corporation in connection with the Offer.

     The Corporation acknowledges that the Offeror has entered into a number of lock-up agreements (substantially in the form attached hereto as Schedule A, collectively the "Lock-Up Agreements") with a number of shareholders (collectively the "Selling Shareholders") of the Corporation holding beneficially, in the aggregate, not less than 25% of the Common Shares of the Corporation on a fully diluted basis.

     Subject as follows, the Offer is for cash consideration of $14.25 per Common Share. The price is based on 14,798,240 fully diluted Common Shares outstanding,
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                                      -2-

assuming the exercise of all outstanding stock options. The price per Common Share will be adjusted accordingly (i.e., a reduction in the value per Common Share) if the number of outstanding fully diluted Common Shares is greater than this amount at the time of closing, without the Offeror's prior written approval. At the election of each shareholder of the Corporation, an equivalent value in common shares of Industrial Alliance Insurance and Financial Services Inc. may be elected instead of cash. The exact share exchange ratio will be based upon the volume weighted average closing price of the common shares of Industrial Alliance Insurance and Financial Services Inc. over the five business days ending one business day before the expiry of the Offer. The cash option is not subject to limitation or pro-ration. However, the non-cash share option is subject to pro-ration based upon a maximum of 25% of the aggregate value of the Common Shares purchased being available in the form of common shares of Industrial Alliance Insurance and Financial Services Inc.


                                    ARTICLE 1
                                    THE OFFER

1.1 THE OFFER. The Offeror agrees to make the Offer in accordance with the terms and subject to the conditions of this Agreement.

1.2 TIMING. The Offer shall be made as soon as reasonably practicable and in any event on or before November 21, 2005.

1.3 CONDITIONS PRECEDENT. Notwithstanding any other term of this Agreement, the Offeror shall not be required to make the Offer if:

     (a) any change (or any condition, event or development involving a prospective change) shall have occurred subsequent to the date hereof and prior to the making of the Offer, in the business, assets, capitalization or financial condition of the Corporation or any of its Subsidiaries that is undisclosed on the date hereof and that, in the sole judgment of the Offeror, was, is or may constitute a Material Adverse Change to the Corporation and its Subsidiaries considered as a whole, or the Offeror shall have become aware of any fact that, in the sole judgment of the Offeror, had, has or may have a Material Adverse Effect with respect to the Corporation and its Subsidiaries considered as a whole;

     (b) on or after the date hereof, any action, suit or proceeding shall be taken before or by any court or tribunal or any law shall be proposed or enacted which, in the sole judgment of the Offeror in any such case, would constitute a significant change in circumstances such as to make it inadvisable for the Offeror to proceed with the Offer;

     (c) there exists any prohibition at law against the Offeror making the Offer or taking up and paying for the Common Shares under the Offer;
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                                      -3-

     (d) the Offeror has not received the Lock-Up Agreements in form and substance satisfactory to the Offeror in its sole discretion as contemplated by section 8.9 hereof;

     (e) each of Terence B. Stone, Adrian J. Brouwers and Salvatore Tino shall have not given retention, non-solicitation and non-competition covenants to the Offeror in form and substance satisfactory to the Offeror, in its sole discretion.

The foregoing conditions are for the sole benefit of the Offeror and may be waived by the Offeror and shall be deemed to have been waived by it by the making of the Offer.

1.4 OFFER PRICE. The Offer shall be made for cash consideration of not less than Cdn $14.25 per Common Share or, at the election of each holder of Common Shares, an equivalent value in common shares of Industrial Alliance Insurance and Financial Services Inc., as determined by and subject to pro-rating, as set forth above and in the circular in respect of the Offer (collectively, the "Offer Price").

1.5 GENERAL TERMS. The Offer shall be made by circular bid in Canada in accordance with the securities, corporate and other laws applicable therein and shall be on the terms and conditions provided for in this Agreement and on such additional terms and conditions, not inconsistent with this Agreement, as the Offeror may, in its sole discretion acting reasonably, determine.

1.6 MAXIMUM OFFER PERIOD. The Offer shall provide that not later than the expiration of 36 days from the date of the Offer, the Offeror shall either (a) abandon the Offer and return all Common Shares deposited thereunder, or (b) waive any conditions that have not been satisfied and take up and pay for all Common Shares deposited thereunder (other than the condition contained in section 1.7(a) which the Offeror has agreed not to waive or amend to a percentage number less than 50.1% of the then outstanding Common Shares); provided, however, that notwithstanding (a) and (b) above, the Offer may be extended from time to time, if the conditions of the Offer referred to in section 1.7 herein have not been satisfied or waived, or if required by applicable law to permit the Offeror to increase the Offer Price, at its sole option, to meet or exceed that of a Competing Transaction (as defined in section
5.1 hereof) made before the expiry of the Offer.

1.7 CONDITIONS OF THE OFFER. The obligations of the Offeror to take up and pay for Common Shares deposited under the Offer shall be subject only to the satisfaction at the expiry of the Offer of each of the following conditions only:

     (a) sufficient Common Shares shall have been and shall remain validly deposited under the Offer such that, upon take up of and payment for such Common Shares, the Offeror will own, directly or indirectly, no less than 66-2/3% of the then outstanding Common Shares;
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     (b)  (i) no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or Person (as defined below) in Canada, the United States or elsewhere, whether or not having the force of law, and (ii) no law, regulation or policy shall have been proposed, enacted, promulgated or applied, in either case:

          (A) to cease trade, enjoin, prohibit or impose material limitations, damages or conditions on the purchase by or the sale to the Offeror of the Common Shares or the right of the Offeror to own or exercise full rights of ownership of the Common Shares; or

          (B) which, if the Offer were consummated, would constitute a Materially Adversely Effect with respect to the Corporation and its Subsidiaries considered as a whole;

     (c) there shall not have occurred any change (or any condition, event or development involving a prospective change) in the business, operations, assets, capitalization, financial condition, licences, permits, rights, privileges or liabilities, whether contractual or otherwise, of the Corporation which, in the sole judgment of Offeror, constitutes a Materially Adverse Change or may be considered to have a Material Adverse Effect with respect to the Corporation and its Subsidiaries considered as a whole;

     (d) there exists no prohibition at law against the Offeror making the Offer or taking up and paying for the Common Shares under the Offer;

     (e) all approvals, permits, licences or similar authorizations from any Person (as defined below) shall have been obtained on terms satisfactory to the Offeror, in its sole discretion;

     (f) without limiting the scope of the condition in paragraph (e), any applicable statutory waiting periods under the COMPETITION ACT (Canada) shall have expired or otherwise been terminated or satisfied and the Commissioner of Competition shall not have communicated to the Offeror an intention to apply to the Competition Tribunal under the COMPETITION ACT (Canada) to prohibit the Offer from proceeding or to require the Offeror to dispose of any Common Shares or assets acquired pursuant to the Offer;

     (g) since October 28, 2005, the Corporation and its affiliates and associates shall not have taken any action, or disclosed any previously undisclosed action taken by them, relating to (i) any issuance of securities or options to purchase securities (other than Common Shares issued on the exercise of
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                                      -5-

          previously outstanding stock options), (ii) any payments of dividends or other distributions to the holders of Common Shares, (iii) any agreement or understanding involving the sale, disposition of or other dealing with the businesses or assets of the Corporation or its Subsidiaries, or any part thereof or interest therein or relating to the Corporation's right to manage, operate or control the conduct of its business or any part thereof, (iv) any material change in its capitalization (including, but not limited to, any material increase in the amount or maturity of its consolidated borrowings) or any conversion of short term borrowings to long term borrowings; (v) any material capital expenditures, except in the ordinary course of its business; (vi) any release or relinquishment not in the ordinary course of business of any material contractual rights; or (vii) agreeing or committing to the guarantee of payment of any material indebtedness other than in the ordinary course of business and consistent with past practice;

     (h) there shall not exist or have occurred (or, if there does exist or shall have previously occurred, there shall not have been disclosed, generally or to the Offeror) any change (or any condition, event or development involving a prospective change) in the business, operations, assets, capitalization, financial condition, licences, permits, rights, privileges or liabilities, whether contractual or otherwise, of the Corporation or any of its Subsidiaries, which is or may be considered to have a Material Adverse Effect with respect to the Corporation and its Subsidiaries, taken as a whole;

     (i) none of the following shall exist or shall have occurred (which has not been cured or waived), or shall be threatened:

          (i) any material right, franchise or licence of the Corporation or of any of its Subsidiaries has been impaired or otherwise constitutes a Material Adverse Effect with respect to the Corporation and its Subsidiaries, taken as a whole; or

          (ii) any covenant, term or condition in any of the instruments or agreements to which any of the Corporation or its Subsidiaries is a party or to which they or any of their assets are subject that is or may constitute a Material Adverse Effect with respect to the Corporation and its Subsidiaries, taken as a whole (including, but not limited to, any default that might ensue as a result of the Offeror taking up and paying for Common Shares deposited under the Offer);

     (j) there shall have not occurred, developed or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, regulation, action, inquiry or other occurrence of any nature whatsoever which materially adversely
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                                      -6-

          affects or involves, or may materially adversely affect or involve, the financial markets in Canada;

     (k) the Offeror shall not have become aware of any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings in relation to all matters covered in earlier filings) in any document filed by or on behalf of any one or more of the Corporation, the Mutual Funds, the Closed-End Funds and the Limited Partnerships (as the foregoing terms are defined in Schedule B) with the Ontario Securities Commission or any other regulatory authority in Canada or elsewhere, including without limitation, any annual report, financial statements, material change report, press release or management proxy circular or in any document so filed or released by the Corporation to the public; and

     (l) there shall not have occurred any breach of any of the terms of this Agreement or the material terms of the Lock-Up Agreements or any termination of such agreements pursuant to its terms and the representations and warranties in such agreements shall be true and correct in all material respects.

     Where referred to in the foregoing conditions, the term "Person" shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, the Crown, any governmental agency or any other entity recognized by law.

     The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances (including any action or inaction by the Offeror) or may be waived by the Offeror in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights of the Offeror.


                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation (on its own behalf and, as applicable, on behalf of its Subsidiaries) represents and warrants to the Offeror, and acknowledges and agrees that the Offeror is relying on such representations and warranties in entering into this Agreement, that:

     (a) all of the additional representations and warranties set forth in Schedule B to this Agreement are true and accurate;
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                                      -7-

     (b) the board of directors of the Corporation (the "Corporation's Board") has determined that it would be advisable and in the best interests of the Corporation for the Corporation's Board to recommend to the holders of the Common Shares, other than the Offeror, in writing and otherwise, the acceptance of the Offer and for the Corporation to co-operate with the Offeror and take all reasonable actions to support the Offer and to enter into this Agreement;

     (c) the Corporation's Board will recommend that the holders of Common Shares, other than the Offeror, accept the Offer; and

     (d) the members of the Corporation's Board have advised the Corporation that they intend to deposit to the Offer any Common Shares held by them and, accordingly, will so represent in the directors' circular of the Corporation relating to the Offer.

2.2 REPRESENTATIONS AND WARRANTIES OF THE OFFEROR. The Offeror represents and warrants to the Corporation that:

     (a) the Offeror is or will be at the date of the Offer, a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

     (b) the Offeror has all necessary power, authority, capacity and right to enter into this Agreement and to complete the transactions contemplated hereby;

     (c) for the purposes of Securities Legislation, the Offeror has made adequate arrangements to ensure that the required funds are available to effect payment for all Common Shares that the Offeror has offered to acquire pursuant to the Offer;

     (d) upon the due execution and delivery of this Agreement by the Corporation, this Agreement shall be a valid and binding agreement enforceable by the Corporation against the Offeror in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the court to stay proceedings before them and the execution of judgements and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

     (e) the execution and delivery of this Agreement and the completion of the transactions contemplated herein upon and subject to the terms and conditions hereof and the fulfilment of and compliance with the terms and provisions hereof do not and will not: (i) violate any provision of law or administrative regulation or any judicial or administrative order, award, judgement or decree applicable to the Offeror or any of its subsidiaries; (ii)
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                                      -8-

          conflict with any of the terms, conditions or provisions of the articles or by-laws of the Offeror or any of its subsidiaries; or
          (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, commitment or instrument to which the Offeror or any of its subsidiaries is a party or by which it is bound or to which its property is subject, or result in the cancellation, suspension or material alteration in the terms of any licence, permit or authority held by the Offeror or any of its subsidiaries, or result in the creation of any Encumbrance upon any of the assets of the Offeror or any of its subsidiaries or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement or instrument;

     (f) other than in connection with Securities Legislation, no authorization, consent or approval of, or filing with any public body, court or authority is necessary on the part of the Offeror for the consummation of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, prevent consummation of the transactions contemplated by this Agreement; and

     (g) as at the date hereof, the Offeror is the beneficial owner of 500,000 Common Shares.


                                   ARTICLE 3
                          COVENANTS OF THE CORPORATION

3.1 GENERAL. The Corporation hereby covenants that from the date hereof until the earlier of (the "Effective Date") (i) the Offeror having taken up and paid for Common Shares deposited under the Offer or abandoned the Offer; or (ii) this Agreement having been terminated pursuant to Article 7 hereof, the Corporation will:

     (a) not, nor shall it permit any of its Subsidiaries, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Corporation or any of its Subsidiaries to, directly or indirectly, take any action of any kind which may reduce the likelihood of success of or delay the completion of the Offer, including but not limited to any action to continue, solicit, initiate, assist or encourage enquiries, submissions, proposals or offers from any other person, entity or group relating to, and, except for discussions with a party who has made a Competing Transaction that the Offeror has elected not to match pursuant to section 5.2(b) and allowing such party, once it has entered into a confidentiality agreement which includes a standstill provision that restricts such party from announcing an intention to acquire, or acquiring, other than under the Competing Transaction, any securities or assets of the Corporation for a period of not less than two (2) years
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                                      -9-

          from the date of such confidentiality agreement and provided further that the Corporation sends a copy of any such confidentiality agreement to the Offeror promptly upon its execution and that the Offeror is immediately provided with a list of, or in the case of information not previously made available to the Offeror, copies of, any information provided to such party, to do confirmatory due diligence in the Corporation's data room for a period of two (2) days, will not participate in any discussions or negotiations regarding or furnish to any other person, entity or group any information with respect to, or otherwise co operate in any way with or assist or participate in, or facilitate or encourage any effort or attempt with respect to:

          (i) the direct or indirect acquisition or disposition of all or any Common Shares or any other securities of the Corporation or its Subsidiaries (except from or to the Corporation or one of its Subsidiaries or in the ordinary course of business); or

          (ii) any amalgamation, merger, sale (other than a sale in the ordinary course of business consistent with past practice) of any part of the Corporation's or any of its Subsidiaries' assets, take over bid, plan of arrangement, reorganization, substantial issuer bid, substantial dividend or distribution out of the ordinary course of business, recapitalization, liquidation or winding up of, reverse take-over or other business combination or similar transaction involving the Corporation or substantially all of its assets (except from or to the Corporation or one of its Subsidiaries or in the ordinary course of business) (the events in subparagraphs (i) and (ii) being a "Proposed Transaction");

     (b) except as otherwise provided in section 5.1, through the Corporation's Board, recommend that its shareholders, other than the Offeror, tender Common Shares to the Offer and contemporaneously with, or as promptly as practicable following mailing of the Offeror's circular in respect of the Offer by the Offeror, the Corporation's Board shall issue and file a directors' circular, including such recommendation, in all jurisdictions where the issuing and filing of a directors' circular is required in accordance with applicable law which, if practicable, will be mailed to shareholders of the Offeror in a joint mailing with the Offeror's circular;

     (c) notify the Offeror forthwith upon becoming aware of any notice of conversion being given in respect of the issue of any Common Shares (including shares of any of its Subsidiaries) or exercise of any stock options, and inform the Offeror of all information (including the identity of the giver thereof) known to it regarding such notice of conversion;

     (d) not, directly or indirectly, bid for or purchase Common Shares or other securities issued by the Corporation or any right to purchase any such
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                                      -10-

          security or attempt to induce any person to purchase any such security or right, other than pursuant to the Offer;

     (e) use commercially reasonable efforts to assist the Offeror to complete successfully the transactions contemplated by this Agreement, including co-operating with the Offeror in making all requisite regulatory filings, and giving evidence in relation thereto, and in mailing or otherwise making the Offer to holders of the Common Shares; and

     (f) provide lists of shareholders of all classes and series of securities of the Corporation prepared by the Corporation or the transfer agent of the Corporation and a list of holders of stock options and any other rights, warrants or convertible securities currently outstanding (with full particulars as to the purchase, exercise or conversion price, vesting and expiry date) as well as a security position listing from each depositary and deliver those lists to the Offeror as expeditiously as possible following execution of this Agreement and agrees to forward same to the Offeror immediately as soon as it receives such lists and upon request from the Offeror obtain as expeditiously as possible thereafter supplemental lists setting out any changes thereto and deliver such lists to the Offeror immediately following receipt thereof, all such deliveries to be both in printed form and if available in computer readable format.

3.2 ONGOING ACCESS TO INFORMATION. The Corporation shall give the Offeror and its authorized agents reasonable ongoing access during regular business hours during the term of this Agreement, upon reasonable prior notice to the Corporation, to all of the Corporation's and its Subsidiaries' personnel, assets, properties, books, records, agreements and commitments, on terms mutually agreed by the Offeror and the Corporation and shall reasonably co-operate with the Offeror and any such authorized persons in their review and furnish such persons with all material information with respect to the Corporation and its Subsidiaries and their ongoing operations and activities as the Offeror or any person authorized by them may reasonably request, provided that the Offeror shall designate an individual or individuals to co-ordinate such access and further provided that the Offeror shall not unreasonably disrupt the normal business operation of the Corporation or its Subsidiaries.

3.3 OPERATION OF BUSINESS. During the period commencing on the date hereof and continuing until the Effective Date the Corporation agrees (except as otherwise expressly contemplated or permitted by this Agreement, or to the extent that the Offeror shall otherwise consent in writing) that it shall:

     (a) not, and shall cause each of its Subsidiaries not to, take any action (directly or indirectly) with respect to any of the following, except to the extent necessary to give effect to obligations under this Agreement or except as otherwise permitted under this Agreement:
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                                      -11-

           (i) any take over bid, merger, amalgamation, plan of arrangement, reorganization, joint venture, strategic alliance or other business combination or similar transaction involving the Corporation or substantially all of its assets;

          (ii) any acquisition or disposition of a material amount of assets or securities;

         (iii) any material change in its capitalization (including, but not limited to, any increase in the amount or maturity of its consolidated borrowings) other than in the ordinary course of business) or any conversion of an amount of short term borrowings into long term borrowings;

          (iv) any material capital expenditures;

           (v) any combination of any or all of the transactions referred to in paragraphs (ii), (iii) and (iv) above which individually may not be material but which in the aggregate are material;

          (vi) declaring or paying any dividend or declaring, authorizing or making any distribution of, on or in respect of any of its securities whether payable in cash, securities or otherwise other than any dividend or distribution by wholly-owned subsidiaries of the Corporation to the Corporation;

         (vii) any release or relinquishment out of the ordinary course of business of any material contractual rights;

        (viii) the amendment of its articles or by-laws or Stock Option Plan (including, in the case of the Stock Option Plan, any arrangement regarding the manner of or payment for the exercise of stock options), or the issuance or purchase or other acquisition of any Common Shares or of its capital stock of any class or of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities other than pursuant to the exercise of employee stock options entitling holders thereof to acquire Common Shares and other than the surrender for cancellation (without any payment therefor) of employee stock options or executive share purchase rights currently outstanding, if any;

          (ix) agreeing or committing to the guarantee of payment of any material indebtedness other than in the ordinary course of business and consistent with past practice; or

           (x) instituting, cancelling or modifying any pension plans or other employee benefit arrangements.
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                                      -12-

     (b) not, and will not permit any of its Subsidiaries to, grant to any officer or employee of the Corporation or any of its Subsidiaries any increase in compensation other than in the ordinary course of business or in severance or termination pay, or enter into any employment agreement with any officer or employee of the Corporation or any of its Subsidiaries other than any existing written agreement disclosed to the Offeror in writing or hire additional salaried personnel other than the replacement of existing personnel in the ordinary course of business;

     (c) except as otherwise contemplated hereby or in the ordinary course of business, not enter into or amend existing agreements, commitments or contracts which, individually or in the aggregate, are material to the Corporation and its Subsidiaries taken as a whole;

     (d) use its commercially reasonable efforts in accordance with current practices of the Corporation, and cause each of its Subsidiaries to use all commercially reasonable efforts in accordance with current practices of the Corporation, to preserve intact their respective business organizations and goodwill, to keep available the services of their respective officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, customers and others with whom they have business relationships;

     (e) promptly advise the Offeror orally and in writing of any change in the financial condition or operations of the Corporation that is likely to result in a Material Adverse Change;

     (f) not, and will cause each of its Subsidiaries not to, enter into any transaction or perform any act which might (i) interfere or be inconsistent with the successful completion of the transactions contemplated by this Agreement, (ii) render inaccurate any of the representations and warranties set forth herein if such representations and warranties were made at a date subsequent to such transaction or act and all references to the date hereof were to such later date or (iii) adversely affect the Corporation's ability to perform its covenants and agreements under this Agreement; and

     (g) not make any material change to any one or more of the Mutual Funds or to any one or more of the Closed-End Funds nor make any change whatsoever in management fees, dealer compensation, distribution policies or pay-out ratios.

3.4 BOARD OF DIRECTORS. The Corporation's Board shall, within 24 hours following the acquisition by the Offeror of at least 50.1% of the Common Shares then outstanding, be reconstituted through resignations of all those directors of the Corporation requested by the Offeror and the appointment of nominees of the Offeror in their stead. The Corporation shall, in accordance with the foregoing and subject to the provisions of the
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                                      -13-

ONTARIO BUSINESS CORPORATIONS ACT, assist the Offeror to obtain the resignations of all those directors of the Corporation requested by the Offeror (and shall provide such directors with releases) to be effective at such time as may be required by the Offeror and to use its best efforts to cause the appointment of the Offeror's nominees to fill the vacancies so created in order to effect the foregoing reconstitution of the Corporation's Board without the necessity of a shareholder meeting.


                                   ARTICLE 4
                            COVENANTS OF THE OFFEROR

4.1 GENERAL. The Offeror hereby covenants to comply with its covenants under the Lock-Up Agreements and to use its best efforts to complete successfully the transactions contemplated by this Agreement including co-operating with the Corporation in making all requisite regulatory filings, and giving all information necessary to complete such filings, and in mailing or otherwise making the Offer to holders of the Common Shares.

4.2 MODIFICATION OF OFFER. The Offeror agrees not to amend, modify or change the Offer without the prior written consent of the Corporation which consent shall not be unreasonably withheld, other than to (i) increase the consideration payable under the Offer, (ii) waive any conditions to the Offer (other than the condition contained in section 1.7(a) which the Offeror has agreed not to waive or amend to a percentage number less than 50.1% of the then outstanding Common Shares) or (iii) comply with the legal obligations of the Offeror with respect to any amendment, modification or change of the Offer. The Offeror shall provide a draft of any proposed amendment, modification or change to the Offer to the Corporation and shall consult with the Corporation with respect to the terms and conditions of such proposed amendment, modification or change of the Offer.

4.3 COMPULSORY ACQUISITION AND SECOND-STAGE TRANSACTION. The Offeror agrees that if, as a result of the Offer, the requirements are satisfied to utilize the compulsory acquisition provisions of the ONTARIO BUSINESS CORPORATIONS ACT, it will take commercially reasonable steps to acquire any Common Shares not acquired pursuant to the Offer pursuant to such compulsory acquisition provisions. In the event that the compulsory acquisition provisions are not available and the condition referred to in section 1.7(a) hereof has been satisfied, the Offeror agrees to use commercially reasonable efforts to acquire any Common Shares not acquired pursuant to the Offer in a second-stage transaction such as an amalgamation, plan of arrangement or share consolidation.

4.4 INDEMNITIES. In the event that the Offeror acquires under the Offer at least 50.1% of the Common Shares then outstanding, the Offeror shall cause the Corporation to fulfill its obligations pursuant to indemnities provided or available to past and present officers and directors of the Corporation pursuant to the provisions of the ONTARIO BUSINESS CORPORATIONS ACT.

4.5 DIRECTORS AND OFFICERS INSURANCE. In the event that the Offeror acquires under the Offer at least 50.1% of the Common Shares then outstanding, the Offeror undertakes to cause the Corporation to seek "run off" directors' and officers' liability insurance for the Corporation's current and former directors and officers, covering claims made prior to or within six (6) years after the Effective Date which has a scope and coverage substantially equivalent in scope and coverage to that provided pursuant to the Corporation's current directors' and officers' insurance policy and the Offeror agrees to not take any action to terminate such directors' and officers' insurance.


                                   ARTICLE 5
                              COMPETING TRANSACTION

5.1 COMPETING TRANSACTION. Nothing shall prevent the Corporation's Board from withdrawing, modifying or changing any recommendation regarding the Offer or taking any other action in respect of a bona fide Competing Transaction in the following circumstances:

     (a)  the Offeror has not exercised its rights under section 5.2(b) hereof;

     (b) in the opinion of the Corporation's Board, acting in good faith and with the advice of the Corporation's outside counsel, a failure to so respond would be inconsistent with the fiduciary obligations of the Corporation's Board under applicable law; and

     (c) the Corporation has made, or has made arrangements for, as the case may be, the payment of the Termination Fee in accordance with section
          6.1 hereof.

The Corporation shall promptly notify the Offeror of the receipt of any proposal or offer, or any inquiry or contact with any Person with respect thereto, which has been or is made relating to the acquisition of the Corporation and shall notify the Offeror forthwith upon becoming aware of a proposal which the Corporation reasonably believes, if made in writing, would be a Competing Transaction as defined herein (such notice to include the identify of any prospective offeror and any documentation or correspondence received in connection therewith).

For the purposes this Agreement, "Competing Transaction" means an offer or a proposal made to the Corporation in writing and purporting to be authorized by the board of directors (or similar body) of the Person making the offer (i) to purchase or otherwise acquire all of the Common Shares for cash consideration,
(ii) that provides for a cash consideration per Common Share of at least $14.25 for each Share, (iii) is made or proposed to be made by means of a take over bid, amalgamation, plan of arrangement or other form of transaction and available to all holders of Common Shares, (iv) with conditions no more beneficial, taken as a whole, to the Person making the offer than those contained in the Offer for the benefit of the Offeror, (v) that has not been, since October 28, 2005, solicited, initiated, assisted or encouraged in any manner whatsoever by or on behalf of the Corporation or by any advisor to or director, officer or employee of the Corporation or any associate or affiliate thereof, and (vi) which the Corporation's Board determines to be more favourable to the holders of Common Shares from a financial point of view than the Offer.

5.2 NOTIFICATION OF COMPETING TRANSACTION. The Corporation shall immediately inform the Offeror upon becoming aware of a Competing Transaction and shall promptly provide to the Offeror a copy of any and all documentation received in connection with such Competing Transaction and:

     (a) the Corporation shall provide the Offeror with notice in writing delivered to the Offeror that there is a Competing Transaction at least five clear business days prior to the date on which the Corporation's Board proposes to withdraw or otherwise change its recommendation to support the Offer, or proposes to enter into discussions or provide access under section 3.1(a), which notice may only be given if the Competing Transaction has been made or proposed on or before the fifth business day prior to the expiry of the Offer; and

     (b) the Offeror, within three business days after receipt of the notice in writing contemplated above, shall have the right to match such Competing Transaction. If the Offeror does not publicly announce an intention to increase the Offer and does not amend the Offer to increase the consideration payable under the Offer to a price at least equal to the price under the Competing Transaction within two business days thereafter and, in any event, before the expiry of the Offer, the Offeror shall have been deemed not to have exercised the right for the purposes of this Section 5.2.

If there is more than one Competing Transaction, the provisions of this section
5.2 shall only apply to and in respect of the Competing Transaction that the Corporation's Board notifies the Offeror is the superior Competing Transaction.


                                   ARTICLE 6
                          TERMINATION FEE AND EXPENSES

6.1 PAYMENT TO OFFEROR. If the Offeror does not make or withdraws the Offer or elects not to take up and pay for any Common Shares deposited to the Offer as a result of:

     (a) the Corporation breaching in any material respect any of its obligations contained in Article 3 (other than section 3.4) of this Agreement, which in the case of those contained in sections 3.1(f),
          3.2 and 3.3(b) to (f), have not been cured to the satisfaction of the Offeror following receipt of notice of such breach by the earlier of three (3) business days and the day that is one clear business day prior to the expiry of the Offer;

     (b) the Corporation's Board (i) failing to recommend to the shareholders of the Corporation, other than the Offeror, that they accept the Offer by issuance of a Directors' Circular; or (ii) having complied with section 3.1(b), subsequently adversely modifies or withdraws its recommendation that shareholders, other than the Offeror, accept the Offer, or, fails to reaffirm publicly and unconditionally its recommendation within three days of the Offeror's written request to do so, which public reaffirmation must also include or be followed by the rejection of any Competing Transaction, if applicable, within five
          (5) business days;

     (c) the Corporation giving a notice of termination to the Offeror pursuant to section 7.1(e) hereof;

     (d)  the Offeror electing not to match a Competing Transaction pursuant to section 5.2 hereof;

     (e) if at any time before the Effective Date the Corporation receives and there is a publicly disclosed Proposed Transaction and the condition contained in section 1.7(a) has not been satisfied; or

     (f) the Offeror giving a notice of termination to the Corporation pursuant to sections 7.2(d) and (e) hereof,

then, in any such event, in recognition of the costs and expenses of the Offeror in making the Offer, the Corporation will pay to the Offeror a termination fee (the "Termination Fee") in the amount arrived at pursuant to section 6.2 within five business days after notice by the Offeror or, in the case of termination pursuant to section 7.1(e), at the time of such termination, or, in the case of a decision to withdraw, modify or change the recommendation of the Corporation's Board pursuant to section 5.1, prior to such withdrawal, modification or change.

6.2 TERMINATION FEE. The Termination Fee payable pursuant to section 6.1 hereof shall be $7.0 million.


                                   ARTICLE 7
                                  TERMINATION

7.1 TERMINATION BY CORPORATION. The Corporation, when not in default in performance of all of its obligations under this Agreement, may, without prejudice to any other rights, terminate this Agreement by notice to the Offeror if:

     (a)  the Offer has not been made on or before the time provided for in section 1.2 hereof;

     (b) the Offer does not substantially conform or is modified in a manner not to conform with the description in this Agreement;

     (c) Common Shares deposited under the Offer (including the Selling Shareholder Shares) have not, for any reason whatsoever, been taken up and paid for on or before the expiry of ten days after the expiry of the Offer and in any event on or before March 31, 2006, subject to extension with the consent of the parties, such consent not to be unreasonably withheld;

     (d)  the Offeror breaches this Agreement in any material respect; or

     (e) the Offeror has been notified by the Corporation of a Competing Transaction in accordance with Article 5 and the Offeror does not take the action described in section 5.2(b) hereof within the time periods specified therein.

7.2 TERMINATION BY OFFEROR. The Offeror, when not in default in performance of its obligations under this Agreement, may, without prejudice to any other rights, terminate this Agreement by notice to the Corporation:

     (a) If the conditions in section 1.7 hereof are not satisfied or waived by the Offeror on or prior to the expiry of the Offer;

     (b)  in the circumstances entitling the Offeror to payment under section
          6.1 hereof;

     (c)  if the Corporation breaches this Agreement in any material respect;

     (d) if the Corporation's Board or any committee thereof withdraws or modifies in a manner adverse to the Offeror its recommendation of the Offer or its approval of this Agreement or fails to recommend to the Corporation's shareholders that they accept the Offer, or the Corporation's Board or any committee thereof resolves to take any of the foregoing actions; and

     (e) if the Corporation's Board fails to reaffirm publicly and unconditionally its recommendation to the Corporation's shareholders that they accept the Offer within three (3) days of the Offeror's written request to do so (which request may be made at any time), which public reaffirmation must also include or be followed by the rejection of any Competing Transaction, if applicable, within five (5) business days.

7.3 EFFECT OF TERMINATION. In the case of any termination of this Agreement pursuant to this Article 7, this Agreement shall be of no further force and effect except for Article 6 herein and nothing herein shall relieve any party from liability for any breach of this Agreement, provided that if the Corporation becomes obligated to and has paid the amount provided for in section
6.1 hereof, the Corporation shall have no further liability under this Agreement.

                                   ARTICLE 8
                                    GENERAL

8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties shall be true at the date of this Agreement and shall continue to be true on the date on which the Common Shares are taken up under the Offer. No investigations made by or on behalf of the Offeror or any of its authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty or covenant made by the Corporation in or pursuant to this Agreement, provided the Offeror may not rely on any representation or warranty which it knows is untrue at the time the Common Shares are taken up under the Offer.

8.2 DISCLOSURE. Except as required by applicable laws or regulations, or as required by any competent governmental, judicial or other authority, or in accordance with the requirements of any stock exchange, neither the Offeror nor the Corporation, shall make any public announcement or statement with respect to this Agreement without the approval of the Corporation or the Offeror, as the case may be, which approval shall not be unreasonably withheld. Moreover, the parties agree to consult with each other prior to issuing each public announcement or statement with respect to this Agreement.

8.3 COMMON SHARES. For greater certainty, all references to "Common Shares" include any shares into which the Common Shares may be reclassified, subdivided, consolidated or converted and any rights and benefits arising therefrom including any extraordinary distributions of securities which may be declared in respect of the Common Shares but excluding any dividend permitted to be paid under this Agreement.

8.4 ASSIGNMENT. The Offeror may assign all or any part of its rights under this Agreement to a direct or indirect wholly-owned subsidiary, but if such assignment takes place, the Offeror shall continue to be liable to the Corporation for any default in performance by the assignee. This Agreement shall not otherwise be assignable by any party hereto without the consent of the other party. This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Offeror, the Corporation and their respective successors and permitted assigns.

8.5  TIME.  Time shall be of the essence of this Agreement.

8.6 CURRENCY. All sums of money referred to in this Agreement are expressed in Canadian dollars.

8.7 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

8.8 ADDITIONAL DEFINITIONS. For the purposes of this Agreement, the following terms have the following meaning:

     (a) "affiliates" or "associates", respectively, have the meaning of such terms under the SECURITIES ACT (Ontario);

     (b) "Law" means all published laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body (including the TSX) or self-regulatory authority, and the term "applicable" with respect to those Laws and in the context that refers to one or more Persons, means that those Laws apply to that person or Persons or its or their business, undertaking, property or securities;

     (c) "Governmental Entity" means any: (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitrage body, commission, board, bureau, agency, domestic or foreign, (ii) any subdivision, agent, commission, board or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     (d) "Material Adverse Change" means, when used in connection with a party to this Agreement, any change, effect, event, occurrence or change in the state of facts, that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, capitalization, financial condition or results of operations of such party, its Subsidiaries and, with respect to the Corporation and the Mutual Funds (as defined in Schedule B), taken as a whole, other than any change, effect, event, occurrence or change in the state of facts relating to: (i) general political, financial or economic conditions or the state of securities markets in general, including, without limitation, any reduction in major market indices; (ii) any change or changes in the trading price of the Common Shares; (iii) the mutual fund industry in general, and not specifically relating to the Corporation or its Subsidiaries or the Mutual Funds; and (iv) changes in Canadian GAAP or regulatory accounting requirements applicable to the mutual fund industry generally;

     (e)  "Material Adverse Effect" means the effect of a Material Adverse
          Change;

     (f) "material fact", "material change" and "misrepresentation", respectively, have the meaning of such terms under the SECURITIES ACT (Ontario);

     (g) "Person" includes an individual, corporation, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other entity recognized by law;

     (h) "Securities Legislation" means the SECURITIES ACT (Ontario) and the equivalent Laws in other provinces of Canada and the published rules, regulations, national instrument and policies of any Governmental Authority administering those Laws, as well as rules, regulations, by-laws and policies of the TSX;

     (i) "Subsidiaries" means a subsidiary as defined under the ONTARIO BUSINESS CORPORATIONS ACT;

     (j)  "TSX" means the Toronto Stock Exchange; and

     (k) Schedule B sets out further definitions used in connection with the additional representations and warranties of the Corporation.

8.9 LOCK-UP AGREEMENTS. The Offeror shall receive the Lock-Up Agreements from the holders of not less than 25% of the issued and outstanding Common Shares (on a fully diluted basis).

8.10 NOTICES. Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered or telecopied as follows:

     (a)  in the case of the Offeror, to:

          1080 Saint-Louis Road
          Quebec City, Quebec
          G1K 7M3

          ATTENTION: Yvon Sauvageau

          Telecopier No.: 418-684-5185

          with a copy to:

          Cassels Brock & Blackwell LLP
          2100 Scotia Plaza, 40 King Street West
          Toronto, Ontario
          M5H 3C2

          ATTENTION: Norman Findlay

          Telecopier No.: 416-350-6944

     (b)  in the case the Corporation, to:

          181 University Avenue, Suite 1010
          Toronto, Ontario
          M5H 3M7

          ATTENTION: Salvatore Tino

          Telecopier No.: 416-860-9825
          with a copy to:

          Borden Ladner Gervais LLP
          40 King Street West
          Toronto, Ontario
          M5H 3Y4

          ATTENTION: Rosalind Morrow

          Telecopier No.: 416-361-7323

Any notice, demand or other communication so given shall be deemed to have been given or made and received on the day of delivery, if so delivered, and on the day of sending by telecopier, provided such day is a business day and, if not, on the first business day thereafter. A party to this Agreement may from time to time change its address for notice hereunder by notice to the other party given pursuant to this section.

8.11 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario including the laws of Canada applicable therein.

8.12 EXPENSES. Except as set forth in Article 6, each of the parties shall pay its own legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

8.13 SPECIFIC PERFORMANCE AND OTHER EQUITABLE RIGHTS. Each of the parties recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Offer, that the Offeror would not contemplate causing the Offer to be made, and the Corporation would not agree to facilitate the Offer, unless this Agreement was executed and that a breach by a party of any covenants or other commitments contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties agrees that to prevent breaches or in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in any court of Canada located in the Province of Ontario in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

8.14 ENTIRE AGREEMENT. This Agreement, including the Schedules hereto (which are incorporated herein and form part hereof), constitutes the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

8.15 BUSINESS DAY. A business day for the purpose of this Agreement shall mean any day, other than a Saturday or Sunday, on which chartered banks in the City of Toronto, Ontario are open for business. If the last day of a period of days is not a business day, the period shall be extended to the next following day which is a business day.

8.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be affected by means of a telecopied transmission.

                                       Yours truly,

                                       INDUSTRIAL ALLIANCE INSURANCE AND
                                       FINANCIAL SERVICES INC.

                                       By: /s/ Normand Pepin
                                           ------------------------
                                           Normand Pepin
                                           Executive Vice-President

                                       By: /s/ Yvon Sauvageau
                                           ------------------------
                                           Yvon Sauvageau
                                           Vice-President

     ACCEPTED this 6th day of November, 2005.

                                       CLARINGTON CORPORATION

                                       By: /s/ Terence Stone
                                           ----------------------------
                                           Terence Stone
                                           Chairman

                                       By: /s/ Salvatore Tino
                                           ----------------------------
                                           Salvatore Tino
                                           Executive Vice-President and
                                           Chief Financial Officer

                                   SCHEDULE A

                            FORM OF LOCK-UP AGREEMENT


            INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
               1080 SAINT-LOUIS ROAD, QUEBEC CITY, QUEBEC G1K 7M3


                                LOCK-UP AGREEMENT


STRICTLY CONFIDENTIAL

November 6, 2005

[NAME AND ADDRESS OF STELLAR SIGNIFICANT SHAREHOLDER]


Dear -:

    RE: OFFER FOR COMMON SHARES OF CLARINGTON CORPORATION (THE "CORPORATION")

     This letter sets out the terms and conditions upon which Industrial Alliance Insurance and Financial Services Inc., directly or through a wholly-owned subsidiary (collectively, and as the context requires, the "Offeror"), is prepared to make a take-over bid (the "Offer") for any and all of the issued and outstanding common shares ("Common Shares") in the capital of the Corporation.

1.   INDUCEMENT

1.1 As an inducement to the Offeror to make the Offer, and with the knowledge that the making of same is a condition precedent to the Offeror's willingness to make the Offer, the Selling Shareholder by execution of this Agreement hereby:

     (a) represents and warrants to the Offeror that the Selling Shareholder is, as of the date hereof, the beneficial owner of - Common Shares (the "Selling Shareholder Shares") [COMPLETE IF APPLICABLE OR DELETE] and of options to acquire - Common Shares (the "Selling Shareholder Options");

     (b) [DELETE IF THE PERSON DOES NOT HOLD OPTIONS] covenants with the Offeror that the Selling Shareholder shall exercise the Selling Shareholders Options to the full extent permitted by the stock compensation plan of the Corporation adopted on November 30, 2003 and do so prior to the expiry of the Offer; and

     (c) covenants with the Offeror that the Selling Shareholder shall do such lawful acts and things, and execute such instruments and other documents, as may be necessary or appropriate to procure the due acceptance of the Offer by the Selling Shareholder in respect of the Selling Shareholder Shares, including all Common Shares acquired on exercise of the Selling Shareholder Options and all additional Common Shares acquired by the Selling Shareholder after the date hereof and prior to the expiry of the Offer (collectively, the "Tender Shares").

2.   THE OFFER

2.1 The Offeror agrees to make the Offer in accordance with the terms of this Agreement.

2.2  TIMING

     The Offer shall be made as soon as reasonably practicable and in any event on or before November 21, 2005.

2.3  CONDITIONS PRECEDENT

     Notwithstanding any other term of this Agreement, the Offeror shall not be required to make the Offer if:

     (a) any change (or any condition, event or development involving a prospective change) shall have occurred subsequent to the date hereof and prior to the making of the Offer, occur in the business, assets, capitalization or financial condition of the Corporation or any subsidiary that is material to the Corporation that is undisclosed on the date hereof and that, in the sole judgment of the Offeror, was, is or may be materially adverse to the Corporation and its subsidiaries considered as a whole, or the Offeror shall have become aware of any fact that, in the sole judgment of the Offeror, had, has or may have material adverse significance with respect to the Corporation and its subsidiaries considered as a whole;

     (b) on or after the date hereof, any action, suit or proceeding shall be taken before or by any court or tribunal or any law shall be proposed or enacted which, in the sole judgment of the Offeror in any such case, would constitute a significant change in circumstances such as to make it inadvisable for the Offeror to proceed with the Offer;

     (c) there exists any prohibition at law against the Offeror making the Offer or taking up and paying for the Common Shares under the Offer;

     (d) the Corporation does not enter into a support agreement (the "Support Agreement") in form and substance satisfactory to the Offeror in its sole discretion whereby the Corporation agrees to support the Offer;

     (e) each of Terence B. Stone, Adrian J. Brouwers and Salvatore Tino shall not have given retention, non-solicitation and non-competition covenants to the Offeror in form and substance satisfactory to the Offeror, in its sole discretion.

The foregoing conditions are for the sole benefit of the Offeror and may be waived by the Offeror and shall be deemed to have been waived by it by the making of the Offer.

2.4  OFFER PRICE

     The Offer shall be made for cash consideration of not less than Cdn $14.25 per Common Share or, at the election of each holder of Common Shares, an equivalent value in common shares of Industrial Alliance Insurance and Financial Services Inc., as determined by and subject to pro-rating, as set forth in the Support Agreement and in the circular in respect of the Offer (collectively, the "Offer Price").

2.5  GENERAL TERMS

     The Offer shall be made by circular bid in Canada in accordance with the securities, corporate and other laws applicable therein and shall be on the terms and conditions provided for in this Agreement and on such additional terms and conditions, not inconsistent with this Agreement, as the Offeror may, in its sole discretion acting reasonably, determine.

2.6  MAXIMUM OFFER PERIOD

     The Offer shall provide that not later than the expiration of 36 days from the date of the Offer, the Offeror shall either (a) abandon the Offer and return all Common Shares deposited thereunder, or (b) waive any conditions that have not been satisfied and take up and pay for all Common Shares deposited thereunder; provided, however, that notwithstanding (a) and (b) above, the Offer may be extended from time to time, if the conditions of the Offer referred to in section 2.7 herein, have not been satisfied or waived, or if required by applicable law to permit the Offeror to increase the Offer Price, at its sole option, to meet or exceed that of a competing offer made before the expiry of the Offer.

2.7  CONDITIONS OF THE OFFER

     The obligations of the Offeror to take up and pay for Common Shares deposited under the Offer shall be subject only to the satisfaction at the expiry of the Offer of each of the following conditions only:

     (a) sufficient Common Shares shall have been and shall remain validly deposited under the Offer such that, upon take up of and payment for such Common Shares, the Offeror will own, directly or indirectly, no less than 66-2/3% of the then outstanding Common Shares;

     (b) (i) no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or Person (as defined below) in Canada, the United States or elsewhere, whether or not having the force of law, and (ii) no law, regulation or policy shall have been proposed, enacted, promulgated or applied, in either case:

          (A) to cease trade, enjoin, prohibit or impose material limitations, damages or conditions on the purchase by or the sale to the Offeror of the Common Shares or the right of the Offeror to own or exercise full rights of ownership of the Common Shares; or

          (B) which, if the Offer were consummated, would constitute a Materially Adversely Effect with respect to the Corporation and its Subsidiaries considered as a whole;

     (c) there shall not have occurred any change (or any condition, event or development involving a prospective change) in the business, operations, assets, capitalization, financial condition, licences, permits, rights, privileges or liabilities, whether contractual or otherwise, of the Corporation which, in the sole judgment of Offeror, constitutes a Materially Adverse Change or may be considered to have a Material Adverse Effect with respect to the Corporation and its Subsidiaries considered as a whole;

     (d) there exists no prohibition at law against the Offeror making the Offer or taking up and paying for the Common Shares under the Offer;

     (e) all approvals, permits, licences or similar authorizations from any Person (as defined below) shall have been obtained on terms satisfactory to the Offeror, in its sole discretion;

     (f) without limiting the scope of the condition in paragraph (e), any applicable statutory waiting periods under the COMPETITION ACT (Canada) shall have expired or otherwise been terminated or satisfied and the Commissioner of Competition shall not have communicated to the Offeror an intention to apply to the Competition Tribunal under the COMPETITION ACT (Canada) to prohibit the Offer from proceeding or to require the Offeror to dispose of any Common Shares or assets acquired pursuant to the Offer;

     (g) since October 28, 2005, the Corporation and its affiliates and associates shall not have taken any action, or disclosed any previously undisclosed action taken by them, relating to (i) any issuance of securities or options to purchase securities (other than Common Shares issued on the exercise of previously outstanding stock options), (ii) any payments of dividends or other distributions to the holders of Common Shares, (iii) any agreement or understanding involving the sale, disposition of or other dealing with the businesses or assets of the Corporation or its Subsidiaries, or any part thereof or interest therein or relating to the Corporation's right to manage, operate or control the conduct of its business or any part thereof, (iv) any material change in its capitalization (including, but not limited to, any material increase in the amount or maturity of its consolidated borrowings) or any conversion of short term borrowings to long term borrowings; (v) any material capital expenditures, except in the ordinary course of its business; (vi) any release or relinquishment not in the ordinary course of business of any material contractual rights; or (vii) agreeing or committing to the guarantee of payment of any material indebtedness other than in the ordinary course of business and consistent with past practice;

     (h) there shall not exist or have occurred (or, if there does exist or shall have previously occurred, there shall not have been disclosed, generally or to the Offeror) any change (or any condition, event or development involving a prospective change) in the business, operations, assets, capitalization, financial condition, licences, permits, rights, privileges or liabilities, whether contractual or otherwise, of the Corporation or any of its Subsidiaries, which is or may be considered to have a Material Adverse Effect with respect to the Corporation and its Subsidiaries, taken as a whole;

     (i) none of the following shall exist or shall have occurred (which has not been cured or waived), or shall be threatened:

          (i) any material right, franchise or licence of the Corporation or of any of its Subsidiaries has been impaired or otherwise constitutes a Material Adverse Effect with respect to the Corporation and its Subsidiaries, taken as a whole; or

          (ii) any covenant, term or condition in any of the instruments or agreements to which any of the Corporation or its Subsidiaries is a party or to which they or any of their assets are subject that is or may constitute a Material Adverse Effect with respect to the Corporation and its Subsidiaries, taken as a whole (including, but not limited to, any default that might ensue as a result of the Offeror taking up and paying for Common Shares deposited under the Offer);

     (j) there shall have not occurred, developed or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, regulation, action, inquiry or other occurrence of any nature whatsoever which materially adversely affects or involves, or may materially adversely affect or involve, the financial markets in Canada;

     (k) the Offeror shall not have become aware of any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings in relation to all matters covered in earlier filings) in any document filed by or on behalf of any one or more of the Corporation, the Mutual Funds, the Closed-End Funds and the Limited Partnerships (as the foregoing terms are defined in Schedule B) with the Ontario Securities Commission or any other regulatory authority in Canada or elsewhere, including without limitation, any annual report, financial statements, material change report, press release or management proxy circular or in any document so filed or released by the Corporation to the public;

     (l) there shall not have occurred any breach of any of the terms of the Support Agreement or the material terms of the Lock-Up Agreements or any termination of such agreements pursuant to its terms and the representations and warranties in such agreements shall be true and correct in all material respects.

     Where referred to in the foregoing conditions, the term "Person" shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, the Crown, any governmental agency or any other entity recognized by law.

     The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances (including any action or inaction by the Offeror) or may be waived by the Offeror in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights of the Offeror.

3.   AGREEMENTS TO DEPOSIT AND NOT WITHDRAW

3.1  AGREEMENT TO DEPOSIT

     Subject to the terms and conditions hereof, the Selling Shareholder hereby agrees to do such lawful acts, things and to execute such instruments and other documents as may be necessary or appropriate to cause all the Tender Shares to be deposited under the Offer as soon as practicable after the Offer has been made in accordance with the terms hereof and in any event on or before the fifth business day (the "Tender Date") after the date of the Offer, including, if applicable, the due exercise of any options to acquire such shares. In the case of shares acquired subsequent to the Tender Date, such shares shall be deposited under the Offer immediately.

3.2  AGREEMENT NOT TO WITHDRAW

     Subject to the other terms and conditions hereof, the Selling Shareholder agrees not to withdraw or take any action to withdraw any Tender Shares deposited under the Offer notwithstanding any statutory rights or rights under the terms of the Offer which it might otherwise have unless:

     (a) the Offer is not extended in accordance with Section 2.6 and the Offeror does not take up the Tender Shares under the Offer on or before 11:59 p.m. (Toronto time) on or before the 50th day after the date of the Offer;

     (b) the Offer is extended in accordance with section 2.6 and the Offeror does not take up the Tender Shares under the Offer on or before 5:00 p.m. (Toronto time) on the business day next following the expiration of the Offer; or

     (c) the Offeror does not take up the Tender Shares under the Offer on or before 11:59 p.m. (Toronto time) on March 31, 2006, subject to extension with the consent of the parties hereto.

3.3  ESCROW

     In this section 3.3, "Lock-up Price" means an amount equal to the product of $14.25 multiplied by the number of Tender Shares.

     At any time prior to the termination of this Agreement, the Offeror or the Selling Shareholder may request that the Tender Shares be placed in escrow with an independent third party escrow agent approved by both parties, acting reasonably (the "Escrow Agent"). The terms of the escrow shall be as follows:

     (a) The Tender Shares shall be deposited in certificated form together with the letter of transmittal relating to the Offer, duly completed by the Selling Shareholder and specifying the Escrow Agent as payee of any cash consideration payable and/or as the party to whom the share certificate (which shall be in the name of the Selling Shareholder or its nominee and, if practicable, in the name of the Offeror or its nominee with respect to any consideration in excess of the Lock-Up Price) representing any share consideration deliverable, as may apply, in exchange for the Tender Shares under the Offer. If there is a Competing Transaction, the Selling Shareholder shall complete in a similar manner and deliver to the Escrow Agent the letter of transmittal or equivalent document relating to such Competing Transaction.

     (b) The Escrow Agent shall deposit the Tender Shares to the Offer forthwith following the later of the making of the Offer or the deposit of the Tender Shares into escrow together with the related letter of transmittal completed as provided above.

     (c) If the Offeror takes up the Tender Shares under the Offer, immediately following receipt of the consideration which the Offeror is obligated to deliver in exchange for the Tender Shares under the Offer, the Escrow Agent shall as promptly as practicable deliver to the Selling Shareholder cash (by certified cheque or bank draft) and/or share consideration (such shares to be in certificated form) having a value under the terms of the Offer equal to the Lock-up Price, and shall remit the balance of the cash and/or share consideration in like manner to the Offeror, less the amount of any fees owing to the Escrow Agent. Where the consideration receivable is part cash and part shares, the ratio of share to cash consideration shall be as directed by the Selling Shareholder and the Offeror, acting reasonably, to the extent of availability of the relevant consideration.

     (d) If there is a Competing Transaction, and the Offeror has not taken up the Tender Shares under the Offer by or before the fifth business day prior to the expiry of the Competing Transaction and the Offeror directs the Escrow Agent to do so, the Escrow Agent shall forthwith withdraw the Tender Shares from the Offer and deposit the Tender Shares to the Competing Transaction, together with the completed letter of transmittal or equivalent document as provided above. The agreement with the Escrow Agent shall provide that the Escrow Agent shall withdraw the Tender Shares from the Competing Transaction forthwith upon being directed to do so by the Offeror. Immediately following receipt of the consideration which the bidder or issuer is obligated to deliver in exchange for the Tender Shares under the Competing Transaction, the Escrow Agent shall as promptly as practicable deliver to the Selling Shareholder cash (by certified cheque or bank draft) and/or share consideration (such shares to be in certificated form) having a value under the terms of the Competing Transaction equal to the Lock-up Price, and shall remit the balance of the cash and/or share consideration in like manner to the Offeror, less the amount of any fees owing to the Escrow Agent. Where the consideration receivable is part cash and part shares, the ratio of share to cash consideration shall be as agreed upon between the Selling Shareholder and the Offeror, acting reasonably, to the extent of availability of the relevant consideration.

     (e) If the Tender Shares have not been taken up and paid for under the Offer or acquired pursuant to a Competing Transaction by the expiry of the non-withdrawal period provided for under section 3.2, the Escrow Agent shall forthwith deliver the Tender Shares to the Selling Shareholder, and the Selling Shareholder shall have no further obligations under this Agreement.

     (f) Any fees payable and any indemnity required to be provided to the Escrow Agent in connection with its escrow services shall be the responsibility of the Offeror, provided that nothing in this section 3.3(f) shall derogate from the parties' rights and obligations under this Agreement.

4.   ADDITIONAL COVENANTS OF SELLING SHAREHOLDER

4.1  NON-SOLICITATION AND CO-OPERATION

     Unless this Agreement is terminated prior to the making of the Offer, the Selling Shareholder shall not, prior to the termination of the Offer, directly or indirectly, take action of any kind which may reduce the likelihood of success of the Offer, including, without limitation, any action or inaction to initiate, encourage, assist or participate in proposals or offers from any person, entity or group in connection with the acquisition or disposition of all or any substantial part of the Corporation's issued and outstanding securities, or any amalgamation, merger, arrangement, sale of all or any substantial part of the assets of the Corporation or any subsidiary thereof, tender or exchange offer, reorganization, recapitalization, liquidation or winding-up, or other business combination, or any other transaction which interferes, by delay or otherwise, with the transactions contemplated hereby including the Offer. The Selling Shareholder shall notify the Offeror forthwith upon becoming aware of any proposal or offer referred to in the preceding sentence and provide the Offeror with full particulars (including the identity of any prospective offeror) known to the Selling Shareholder at the time regarding such proposal or offer.

     The Selling Shareholder shall also not do indirectly that which it may not do directly in respect of the restrictions on its rights with respect to the Tender Shares pursuant to this Section 4.1, including, but not limited to, the sale of any direct or indirect holding company of the Selling Shareholder or the granting of a proxy on the Tender Shares of any direct or indirect holding company of the Selling Shareholder which would have, indirectly, the effect prohibited by this Section 4.1.

     In addition, the Selling Shareholder shall use all commercially reasonable efforts to assist the Offeror to successfully complete the transactions contemplated by this Agreement, including using its reasonable best efforts to keep its nominees on the board of directors of the Corporation, co-operating (and using its reasonable best efforts to cause the Corporation to co-operate) with the Offeror in making all requisite regulatory filings, and giving evidence in relation thereto, and in mailing or otherwise making and successfully completing the Offer and the acquisition of all outstanding Common Shares pursuant to the Offer. The Selling Shareholder shall also promptly advise the Offeror orally and in writing of any change known to the Selling Shareholder in the condition (financial or otherwise), properties, assets, liabilities, operations or business of the Corporation or any of its affiliates or associates that is likely to be materially adverse to the Corporation and its affiliates or associates considered on a consolidated basis.

     The Offeror acknowledges that the Selling Shareholder may have fiduciary obligations to the Corporation and the holders of Common Shares of the Corporation. Notwithstanding the provisions of this Section 4.1, the Selling Shareholder shall not be required to take any action that, with the written advice of counsel, would constitute a breach of their fiduciary duties to the Corporation and the holders of Common Shares of the Corporation.

5.   REPRESENTATIONS AND WARRANTIES OF THE OFFEROR

5.1  OFFEROR INFORMATION

     The Offeror represents and warrants to the Selling Shareholder as follows:

     (a) Industrial Alliance Insurance and Financial Services Inc. is a corporation existing under laws of the Province of Quebec and has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

     (b) this Agreement has been duly executed and delivered by and on behalf of the Offeror and constitutes a valid and binding obligation of the Offeror enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.

7.   TERMINATION

7.1  OBLIGATIONS OF THE SELLING SHAREHOLDER

     The obligations of the Selling Shareholder hereunder shall terminate if:

     (a)  the Offer is not made within the time period provided in Section 2.2;

     (b) the terms of the Offer, if made, do not conform in all material respects with the provisions of this agreement;

     (c) the Offeror does not comply in all material respects with its covenants contained herein; or

     (d) the Offer having been made, and the Offeror has not, for any reason whatsoever other than the failure of the Selling Shareholder to deposit the Tender Shares for purchase, taken up the Common Shares tendered under the Offer in the manner contemplated hereunder.

8.   GENERAL

8.1  DISCLOSURE

     No press release or other public disclosure with respect to the existence or details of this Agreement shall be made without the prior written consent of the Offeror except to the extent required by law. The Selling Shareholder shall consult with the Offeror prior to issuing any press release or making other public statements with respect to this Agreement if required to do so by law. The Selling Shareholder acknowledges and agrees that a summary of this Agreement and the negotiations leading to its execution and delivery must appear in the disclosure material relating to the Offer.

8.2  ASSIGNMENT

     Industrial Alliance Insurance and Financial Services Inc. may assign all or any part of its rights under this Agreement to a direct or indirect wholly-owned subsidiary, but if such assignment takes place, Industrial Alliance Insurance and Financial Services Inc. shall continue to be liable to the Corporation for any default in performance by the assignee. This Agreement shall not otherwise be assignable by any party hereto without the consent of the other party. This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by Industrial Alliance Insurance and Financial Services Inc., the Offeror, the Selling Shareholder and their respective successors and permitted assigns.

8.3  TIME

     Time shall be of the essence of this Agreement.

8.4  CURRENCY

     All sums of money referred to in this Agreement are expressed in Canadian dollars.

8.5  NOTICE

     Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered or telecopied as follows:

     (a) in the case Industrial Alliance Insurance and Financial Services Inc. or the Offeror, to:

          1080 Saint-Louis Road
          Quebec City, Quebec
          G1K 7M3

          ATTENTION: Yvon Sauvageau

          Telecopier No.: 418-684-5185

          With a copy to:

          Cassels Brock & Blackwell LLP
          2100 Scotia Plaza, 40 King Street West
          Toronto, Ontario
          M5H 3C2

          ATTENTION: Norman Findlay

          Telecopier No.: 416-350-6944

     (b)  in the case the Selling Shareholder, to:

          -

          ATTENTION:

          Telecopier No.:

Any notice, demand or other communication so given shall be deemed to have been given or made and received on the day of delivery, if so delivered, and on the day of sending by telecopier, provided such day is a business day and, if not, on the first business day thereafter. A party to this Agreement may from time to time change its address for notice hereunder by notice to the other party given pursuant to this section.

8.6  GOVERNING LAW

     This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario including the laws of Canada applicable therein.

8.7  JURISDICTION

     The Selling Shareholder hereby agrees that any suit, action or proceeding with respect to this Agreement against it or its assets may be brought in the Courts of the Province of Ontario or the Federal Court of Canada and the Selling Shareholder hereby generally, irrevocably and unconditionally attorns and submits to the non-exclusive jurisdiction of such Courts over any such suit, action, or proceeding. The Selling Shareholder hereby irrevocably waives any objection it might now or hereafter have to the conducting of any such suit, action or proceeding in any such Courts, including, without limitation, any objection that any such Court is an inconvenient forum.

8.8  EXPENSES

     Each of the parties shall pay its own legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

8.9  SPECIFIC PERFORMANCE AND OTHER EQUITABLE RIGHTS

     Each of the parties recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Offer, that the Offeror would not contemplate causing the Offer to be made and the Selling Shareholder would not agree to refrain from seeking any offer in addition to, or in substitution for, the Offer and to irrevocably deposit the Tender Shares to the Offer unless this Agreement was executed and that a breach by a party of any covenants or other commitments contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief.

8.10 ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

8.11 BUSINESS DAY

     For the purposes of this Agreement, a business day means any day, other than a Saturday or Sunday, on which chartered banks in the City of Toronto, Ontario are open for business. If the last day of a period of days is not a business day, the period shall be extended to the next following day which is a business day.

8.12 COUNTERPARTS

     This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be affected by means of a telecopied transmission.

                                    * * * * *

     If you are in agreement with the foregoing, kindly signify your acceptance by signing the copy of this letter in the place provided below and delivering it to the undersigned prior to 11:59 p.m. (Toronto time) on the date hereof, whereupon it shall constitute a binding agreement between us and failing which this offer shall be null and void.

                                       Yours very truly,

                                       INDUSTRIAL ALLIANCE INSURANCE AND
                                       FINANCIAL SERVICES INC.

                                       By:
                                            ------------------------
                                            Normand Pepin
                                            Executive Vice-President

                                       By:
                                            ------------------------
                                            Yvon Sauvageau
                                            Vice-President

     ACCEPTED this 6th day of November, 2005.

WITNESS:                        )
                                )
                                )
                                )
------------------------------- ) --------------------------------
Signature of Witness            ) Signature of Selling Shareholder

[OR, IF SIGNIFICANT SHAREHOLDER IS NOT AN INDIVIDUAL]

                                       SIGNIFICANT SHAREHOLDER

                                       Per:
                                            --------------------------
                                            Authorized Signing Officer

                                            --------------------------
                                            Print Name and Title of
                                            Authorized Signing Officer

                                   SCHEDULE B

          ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

1. DEFINITIONS. For the purposes of this Schedule B and of the Agreement to which it is attached and incorporated by reference, the following terms have the following meanings:

     (a) "Canadian GAAP" means generally accepted accounting principles consistently applied in Canada;

     (b) "Clarington Target Click Funds" means the public mutual funds for which the Corporation or one of its Subsidiaries is the manager and/or trustee which, for greater certainty, are Clarington Target Click 2010 Fund, Clarington Target Click 2015 Fund, Clarington Target Click 2020 Fund, Clarington Target Click 2025 Fund;

     (c) "Closed-End Funds" means, collectively, Clarington Diversified Income + Growth Fund and Focused 40 Income Fund;

     (d) "Debt" means with respect to any Person, (i) the amount of all indebtedness for borrowed money of such Person which is evidenced by notes payable, drafts accepted representing extensions of credit bonds, debentures or other similar instruments, or not so evidenced but which would be considered indebtedness for borrowed money in accordance with Canadian GAAP, (ii) the amount of the deferred purchase price for property or services, (iii) capital lease obligations and all other purchase money obligations of such Person,
          (iv) all other debt upon which interest charges are customarily paid by such Person, (v) shares in the capital of such Person redeemable at the time of determination of Debt at the option of the holder, (vi) the amount of any liability, whether or not contingent, under any lease and leaseback transaction, sale and leaseback transaction or similar transaction, (vii) the amount of any liability, whether or not contingent, under any bankers' acceptance facility or, except where the same secures payment of trade payables incurred in the ordinary course of business, letter of credit facility or similar facility including any liability arising under any indemnity obligation pertaining thereto, and (viii) any guarantee by such Person in any manner of any part or all of an obligation included in clauses (i) to
          (viii) above;

     (e) "Disclosure Documents" means (i) the Corporation's audited consolidated financial statements for the fiscal year ended September 30, 2004; (ii) interim consolidated financial statements for the Corporation for the period ended June 30, 2005; (iii) the prospectus of the Corporation dated March 18, 2005; (iv) the amended and restated simplified prospectus and annual information form for the Mutual Funds dated August 26, 2005, as further amended by amended simplified prospectus and annual information form dated October 14, 2005; (v) the simplified prospectus and annual information form for the Clarington Target Click Funds dated June 28, 2005; (vi) the prospectus of Clarington Diversified Income + Growth Fund dated October 28, 2004; (vii) the prospectus of Focused 40 Income Fund dated February 25, 2005; (viii) the prospectus of Clarington Limited Partnership 1997 dated April 9, 1997; (ix) the private placement offering memorandum of Clarington Limited Partnership 1996 dated December 19, 1996; and (x) any material change report and press release filed or issued by the Corporation since September 30, 2004, which documents have or will be filed to the extent required by Securities Legislation;

     (f) "Employee Plan" means the program of self-insured Short Term Disability benefits/ Salary Continuance benefits, a group insurance policy (life and health insurance), and a group RRSP established and adopted for the benefit of the Corporation's employees;

     (g) "Employees" means those individuals employed by the Corporation and its Subsidiaries on the Effective Date;

     (h) "Encumbrance" means any encumbrance including any mortgage, pledge, assignment, charge, lien, security interest, other third party interest of any kind whether contingent or absolute, and any agreement, option, right or privilege capable of becoming any of the foregoing;

     (i) "Intellectual Property" means trade marks and trade mark applications, trade names, copyrights, know-how, technical expertise, research data, trade secrets and other similar property, whether registered or unregistered;

     (j)  "ITA" means the INCOME TAX ACT (Canada), as amended;

     (k) "Limited Partnerships" means, collectively, Clarington Limited Partnership 1997 and Clarington Limited Partnership 1996;

     (l) "Material Contract" means, with respect to a party to this Agreement, a contract which is material to such party and its Subsidiaries taken as a whole;

     (m) "Mutual Funds" means the public mutual funds for which the Corporation or one of its Subsidiaries is the manager and trustee, in the case of mutual fund trusts, and in respect of which the Corporation or one of its Subsidiaries is the manager, in the case of mutual fund corporations, which, for greater certainty, are those mutual funds listed in sub-paragraph 2(hh) below;

     (n) "Returns" means all returns, reports, estimates, declarations of estimated tax, information statements and information returns relating to, or required to be filed in connection with, any Taxes;

     (o) "SG Agreements" means, collectively, all contracts and agreements entered into by the Corporation and/or its Subsidiaries and/or the Mutual Funds with SG Constellation One, Inc. or SG Constellation Canada Ltd., including without limitation, (i) the amended and restated distribution agreement for securitized pools dated as of December 31, 2004 between ClaringtonFunds Inc., the Mutual Funds and SG Constellation One, Inc., as amended to date; (ii) the amended and restated distribution agreement for non-securitized pools dated as of December 31, 2004 between ClaringtonFunds Inc., the Mutual Funds and SG Constellation Canada Ltd., as amended to date; (iii) the Letter Agreement dated as of December 31, 2004 between ClaringtonFunds Inc., the Corporate and SG Constellation Canada Ltd., as amended to date; and (iv) the credit agreement dated as of August 1, 2005 between SG Constellation Canada Ltd., as lender, ClaringtonFunds Inc., as borrower and the Corporation, as guarantor, as amended to date;

     (p) "Stock Option" means an option to acquire Common Shares granted pursuant to the Stock Option Plan;

     (q) "Stock Option Plan" means the Corporation's stock compensation option plan adopted on November 30, 2003, inclusive of amendments thereto, and the subsequent stock option plan effective November 2003 under which, for greater certainty, no options have been granted;

     (r) "Subsidiaries" means a subsidiary as defined under the ONTARIO BUSINESS CORPORATIONS ACT; and

     (s) "Taxes" means all taxes, charges, imposts, levies, duties, charges or withholdings, however denominated, including any instalments and any interest, penalties or other additions that may become payable in respect thereof, imposed by any federal, territorial, provincial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and provincial income taxes), payroll and employee withholding taxes, pension plan payments, employment insurance, employer health taxes, social insurance taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business licence taxes, customs duties, capital taxes, stamp taxes, environmental taxes, transfer taxes, workers compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, whether or not disputed.

Terms not specifically defined in this Schedule B have the meaning ascribed to those terms in the Agreement.

2. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants to the Offeror, and acknowledges and agrees that the Offeror is relying on such representations and warranties in entering into this Agreement, that:

     (a) The Corporation is a corporation incorporated under the laws of Ontario, has not been dissolved, and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the agreements, documents and transactions contemplated hereby;

     (b) The authorized capital of the Corporation consists of an unlimited number of Common Shares of which there are currently outstanding 13,242,690 Common Shares and, in addition, 1,555,550 Common Shares are issuable upon the exercise of outstanding Stock Options, for a total of 14,798,240 fully diluted Common Shares;

     (c) Other than options granted pursuant to the Stock Option Plan and outstanding on the date hereof, the Corporation does not have any outstanding agreements, subscriptions, warrants, options or commitments (nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment) obligating the Corporation to issue additional Common Shares or any other securities of the Corporation;

     (d) The Corporation has all requisite corporate power and authority to lease and operate its properties and assets and to carry on its business as now conducted by it and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which the character of the properties and assets now owned by it or the nature of the business now conducted by it requires it to be so licensed or qualified except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Corporation;

     (e) Each of the Corporation and the Mutual Funds, Closed-End Funds and Limited Partnerships (other than Clarington Limited Partnership 1996) is a "reporting issuer" or has equivalent status and is not in default of any requirement under Securities Legislation of each of the provinces of Canada; each document required by Securities Legislation to be filed by the Corporation or the Mutual Funds, Closed-End Funds and Limited Partnerships, as the case may be, with securities regulatory authorities since the date on which it became a reporting issuer or attained such equivalent status was, as of the date of filing, in compliance in all material respects with all applicable requirements under Securities Legislation. None of the documents, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement made therein, in light of the circumstances under which they were made, not misleading;

     (f) This Agreement and the agreements, documents and transactions contemplated hereby have been duly authorized by all necessary corporate action of the Corporation and this Agreement constitutes a valid, binding and enforceable obligation of the Corporation in accordance with the terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity;

     (g) Except with respect to the SG Agreements and except as provided in the contracts set out in the list of contracts dated November 6, 2005 provided to the Offeror by the Corporation, the execution and delivery of this Agreement and the completion of the transactions contemplated herein upon and subject to the terms and conditions hereof and the fulfilment of and compliance with the terms and provisions hereof do not and will not (i) subject to obtaining required regulatory and shareholder approvals, violate any Law or Securities Legislation applicable to the Corporation or any of its Subsidiaries or any of the Mutual Funds, Closed-End Funds and Limited Partnerships; (ii) result in a violation, breach or termination of any provision of the articles or by-laws of the Corporation or any of its Subsidiaries or the constating documents of any of the Mutual Funds, Closed-End Funds and Limited Partnerships; or (iii) subject to obtaining the consent of SG Constellation Canada Ltd. pursuant to the SG Agreements, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, commitment or instrument to which the Corporation or any of its Subsidiaries or any of the Mutual Funds, Closed-End Funds and Limited Partnerships is a party or by which it is bound or to which its property is subject, or result in the cancellation, suspension or material alteration in the terms of any licence, permit or authority held by the Corporation or any of its Subsidiaries, or result in the creation of any Encumbrance upon any of the assets of the Corporation or any of its Subsidiaries or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement or instrument, other than violations, breaches, terminations, conflicts, defaults, accelerations of performances, payments, Encumbrances, interest or rights that will not have a Material Adverse Effect on the Corporation;

     (h) The following is true in respect of each Material Contract: (i) all Material Contracts of the Corporation, each of its Subsidiaries and each of the Mutual Funds, Closed-End Funds and Limited Partnerships have been disclosed in the data room index dated November 2, 2005 provided to the Offeror by the Corporation (the "Data Index"), (ii) each such Material

          Contract is in full force and effect and is valid, binding and enforceable against the Corporation and the Subsidiaries (as the case may be, and in all capacities in which they may sign) in accordance with its terms (subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar Laws relating to or affecting creditors' rights generally and to general principles of equity) and, (iii) to the knowledge of the Corporation, no material breach or default exists in respect of a Material Contract on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would, if not cured in accordance with such Material Contract, constitute such a material breach or default;

     (i) The Corporation's audited consolidated financial statements for the year ended September 30, 2004, including the notes thereto, as reported on by PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial position of the Corporation, the results of its operations and the changes in its financial position as at the dates and for the periods indicated in such statements, and have been prepared in accordance with Canadian GAAP consistently applied, except as otherwise stated in the notes thereto;

     (j) Except for the transactions contemplated hereby or as reserved against in the Corporation's audited consolidated financial statements for the year ended September 30, 2004 or disclosed in the Disclosure Documents, the Corporation and its Subsidiaries and the Mutual Funds, Closed-End Funds and Limited Partnerships have conducted their businesses only in the ordinary course of business and there has not occurred:

           (i) a Material Adverse Change with respect to the Corporation;

          (ii) any amendments or changes in the constating documents or by-laws of the Corporation or its Subsidiaries or the constating documents of the Mutual Funds, Closed-End Funds or Limited Partnerships, other than any amendments or changes in such documents as have been filed with the applicable Governmental Entity and are publicly available;

         (iii) any damage, destruction or loss, whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on the Corporation;

          (iv) with the exception of the Corporation's normal course issuer bid, any redemption, repurchase or other acquisition of Common Shares by the Corporation or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Common Shares;

           (v) any material increase in or material modification of the compensation or benefits payable or to become payable by the

               Corporation or its Subsidiaries to any of its directors or employees, except in the ordinary course of business consistent with past practice;

          (vi) any material increase in or material modification of any bonus, pension, insurance or Employee Plan (including but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice or as contemplated in this Agreement;

         (vii) except as provided for pursuant to the SG Agreements, any material change in accounting methods, principles or practices;

        (viii) any material writing down or writing off of the value of any assets other than in the ordinary course of business consistent with past practice;

          (ix) except as provided for pursuant to the SG Agreements, any acquisition or sale of property or assets of the Corporation or its Subsidiaries, other than in the ordinary course of business consistent with past practice;

           (x) any material alteration in any term of any outstanding security of the Corporation or its Subsidiaries, other than the Corporation's two mutual fund corporations;

          (xi) except as provided for pursuant to the SG Agreements, other than in the ordinary course of business consistent with past practice or other nonmaterial amounts or as contemplated in this Agreement, (A) any incurrence, assumption or guarantee by the Corporation or its Subsidiaries of any debt for borrowed money other than in connection with the SG Agreements; (B) any issuance or sale of any securities convertible into or exchangeable for debt securities of the Corporation; or (C) any issuance or sale of options or other rights to acquire from the Corporation, directly or indirectly, debt securities of the Corporation or any securities convertible into or exchangeable for any such debt securities;

         (xii) other than in connection with the SG Agreements or in the ordinary course of business consistent with past practice or other nonmaterial amounts or as contemplated in this Agreement, any creation or assumption by the Corporation or its Subsidiaries of any Encumbrance on any asset which is material to the Corporation, its Subsidiaries and the Mutual Funds, Closed-End Funds and Limited Partnerships, taken as a whole, other than a credit facility in respect of each of the Closed-End Funds;

        (xiii) any making of any loan, advance or capital contribution to or investment in any Person other than: (i) demand loans and demand advances, capital contributions and investments made in the ordinary course of business consistent with past practice and in nonmaterial amounts or as contemplated in this Agreement, and
               (ii) in respect of the Mutual Funds, Closed-End Funds and Limited Partnerships, purchases on the open market of securities or otherwise in accordance with Securities Legislation and the constating documents of the Mutual Funds, Closed-End Funds and Limited Partnerships;

         (xiv) other than pursuant to the SG Agreements, any transfer or grant of a material right other than those transferred or granted in the ordinary course of business consistent with past practice; or

          (xv) any waiver or release of any material right or claim of the Corporation or any of its Subsidiaries;

     (k) Neither the Corporation nor any of its Subsidiaries own any real property;

     (l) Other than as reflected in the Corporation's audited consolidated financial statements for the year ended September 30, 2004, including the notes thereto, and other than the SG Agreements, each of the Corporation and its Subsidiaries are the beneficial owners of all of its assets, with good and marketable title thereto, except where the failure to own or have such good and marketable title would not have a Material Adverse Effect on the Corporation, free and clear of all Encumbrances, and except for Encumbrances which in the aggregate are not material to the Corporation and its Subsidiaries, taken as a whole, or which are either incidental to current operations of the Corporation or its Subsidiaries or relate to obligations not now due and except for Encumbrances granted by the Corporation and/or its Subsidiaries in connection with the SG Agreements;

     (m) Neither of the Corporation nor any Mutual Fund, Closed-End Funds and Limited Partnerships has filed any confidential material change reports or other similar disclosures to any Canadian securities regulatory authority regarding any matter which has not been publicly disclosed, except for repayment notices to the Ontario Securities Commission in connection with the SG Agreements;

     (n) With the exception of the legal action described in the Data Index, there are no actions, suits, proceedings, investigations or outstanding claims or demands (whether or not purportedly on behalf of the Corporation) instituted, pending, or, to the knowledge of the Corporation, threatened in writing against the Corporation or any of its Subsidiaries or in respect of any of the Mutual Funds, Closed-End Funds and Limited Partnerships at Law or in equity or before or by any Governmental Entity which would have a Material Adverse Effect on the Corporation, nor is there any judgement, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending, or, to the knowledge of the Corporation, anticipated against or affecting any of them which would prevent or materially hinder the consummation of the transactions contemplated by this Agreement or which would have a Material Adverse Effect on the Corporation;

     (o) No claims have been made or, to the knowledge of the Corporation, threatened in writing which may be the subject of a demand for indemnification under the Corporation's by-laws or any agreement between the Corporation and its directors and officers or pursuant to the Corporation's directors and officers insurance policy, and the Corporation is not aware of any state of facts which exists or existed which could give rise to any such claims, which would have a Material Adverse Effect on the Corporation;

     (p) Each of the Subsidiaries of the Corporation is a corporation incorporated under the laws of its jurisdiction of incorporation or continuance, as the case may be, has not been dissolved, and has all requisite corporate power, and authority to carry on its business as now carried on by it and to own or lease and operate its properties and assets and it is duly licensed or otherwise qualified as a corporation in each jurisdiction in which the character of the properties and assets owned by it or the nature of the business conducted by it requires it to be so licensed or qualified except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Corporation;

     (q) Other than the Corporation's two mutual fund corporations, the Corporation owns, directly or indirectly, all of the shares in the capital of each of its Subsidiaries and has no Subsidiaries other than as disclosed in writing to the Offeror by the Corporation;

     (r) The business of the Corporation and of each of its Subsidiaries is being conducted in all material respects in compliance with all applicable Laws, regulations and ordinances and all authorities having jurisdiction except where failure to do so would not have a Material Adverse Effect on the Corporation;

     (s) There are no material contracts or arrangements to which the Corporation or any of its Subsidiaries is a party or which relate to a Mutual Fund, Closed-End Funds and Limited Partnerships and in which any director or officer of the Corporation has any personal or financial interest;

     (t) No person has any right to receive any commission, finder's fee or other similar payment from the Corporation or any of its Subsidiaries in respect of the transactions contemplated in this Agreement based on any arrangement or agreement made by or on behalf of the Corporation or any of its Subsidiaries, other than Blair Franklin Capital Partners Inc. and Catalyst Equity Research Inc.;

     (u) Since September 30, 2004, neither the Corporation nor any of its Subsidiaries has lost a relationship with any of its material customers or service providers, including Persons providing arrangements to fund selling commissions on back-end load sales of mutual fund securities. To the knowledge of the Corporation, neither the Corporation nor any of its Subsidiaries has been notified that it will lose, or suffer any diminution in, a relationship with any such customers or service provider. To the knowledge of the Corporation, no representative of any such material customers or service provider has notified either the Corporation or any of its Subsidiaries that, in the event of a sale or change of control of the Corporation, either the Corporation or any Subsidiary would lose, or suffer any diminution in, its such relationship;

     (v) The Corporation and each of its Subsidiaries have duly filed or caused to be filed on a timely basis all Returns required to be filed by them in all relevant jurisdictions, all of which were true, correct and complete in all material respects, and have paid all Taxes due and payable by them. The Corporation and each of its Subsidiaries have made provision for Taxes payable by them for all periods for which Returns are not yet required to be filed or payments are not yet required to be made. To the knowledge of the Corporation, there are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Corporation, threatened against the Corporation or any other Subsidiaries in respect of Taxes and, in particular, there are no currently outstanding assessments, reassessments or written inquiries which have been issued or raised by any Governmental Entity relating to Taxes. The Corporation and each of its Subsidiaries have withheld or collected all amounts required to be withheld or collected by them on account of Taxes and have remitted all such amounts to the appropriate Tax authority when required by law to do so. To the knowledge of the Corporation, there are no Encumbrances for unpaid Taxes. The Canadian federal income and capital Tax liability of the Corporation and each of its Subsidiaries has been assessed by Revenue Canada, and any Canadian provincial income and capital Tax liability of the Corporation and each of its Subsidiaries has been assessed by the appropriate taxing authority, for all taxation periods ending prior to September 30, 2005 and, except as disclosed in writing to the Offeror by the Corporation, there are no agreements, waivers or other arrangements (collectively, "waivers") providing for an extension of time with respect to the filing of any Return by, the payment of any Tax, governmental charge or deficiency by, or the issuance of an assessment or reassessment against the Corporation or any of its Subsidiaries. There are no circumstances existing other than in the ordinary course of business which could result in the application of section 78 of the ITA or any equivalent provincial provision to the Corporation or any of its Subsidiaries. Except as disclosed in writing to the Offeror by the Corporation, none of sections 80 through to and including section 80.04 of the ITA, or any equivalent provincial provision, have applied to the Corporation or any of its

          Subsidiaries. None of the Corporation or any of its Subsidiaries has acquired an asset from a person with which it deals at non-arm's length for consideration greater than the fair market value of such asset at the time of its acquisition. None of the Corporation or any of its Subsidiaries has entered into an agreement contemplated by section 191.3 of the ITA. None of the Corporation or any of its Subsidiaries is subject to any material liability for Taxes of any other person. None of the Corporation or any of its Subsidiaries is or has been a party to any tax sharing agreement which is binding and in effect on the date hereof. No material claim has ever been made by an authority in a jurisdiction where the Corporation or any of its Subsidiaries does not file Returns that it is or may be subject to taxation by that jurisdiction. To the knowledge of the Corporation, none of the Corporation or any of its Subsidiaries has any liability for Taxes other than Taxes arising in the ordinary course of its business;

     (w)  The Corporation has disclosed in writing to the Offeror:

           (i) the names and titles of all Employees;

          (ii) a list of all written employment contracts with change in control provisions between the Corporation or its Subsidiaries and the Employees; and

         (iii) the rate of annual remuneration of each Employee at the date hereof, any bonuses paid since September 30, 2004 and all other bonuses, incentive schemes and benefits to which such Employee is entitled;

          Except as disclosed in writing to the Offeror by the Corporation, all Employees are employed on indefinite hirings requiring only reasonable notice of termination by applicable Law;

          There are no collective agreements to which the Corporation is a party. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Employees by way of certification, interim certification, voluntary recognition, or successor rights, or has applied or threatened to apply to be certified as the bargaining agent of any of such employees. To the knowledge of the Corporation, no material work stoppage or other material labour dispute is pending or threatened;

     (x) (i) the Corporation has disclosed in the Data Index a true and complete list of each Employee Plan applicable to any of the Employees. There is no Employee Plan applicable to any of the Employees except as so listed by the Corporation. The Corporation has no formal plan or commitment, whether legally binding or not, to create any additional Employee Plan or to modify or change any existing Employee Plan that would affect any Employee;

          (ii) with respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no material liability of the Corporation as of the completion of the transactions contemplated herein under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the completion of the transactions contemplated herein; and

         (iii) all Employee Plans are in compliance in all material respects with all applicable Laws and have been administered and operated in compliance in all material respects with applicable Laws;

     (y) Other than the Corporation's proprietary software entitled "EIMS", the Corporation has disclosed in the Data Index all material Intellectual Property which is used by the Corporation and its Subsidiaries in their businesses and by the Mutual Funds and the applicable expiry dates of any registrations and particulars of any licences of Intellectual Property held by the Corporation, its Subsidiaries and the Mutual Funds. The Intellectual Property listed therein and all other material Intellectual Property which is used by the Corporation and its Subsidiaries in their businesses is owned by or licensed to the Corporation or its Subsidiaries, as the case may be, with the sole and exclusive right to use the same, except as disclosed in writing to the Offeror by the Corporation. To the knowledge of the Corporation, the conduct of the business of the Corporation and its Subsidiaries does not infringe the Intellectual Property of any Person in any material manner;

     (z) The books, records and accounts of the Corporation, its Subsidiaries, the Mutual Funds, the Closed-End Funds and the Limited Partnerships in all material respects (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Corporation, its Subsidiaries and the Mutual Funds, as the case may be, and (c) accurately and fairly reflect the basis for the Corporation's and the Mutual Funds' financial statements. The Corporation has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and
          (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian GAAP, and (B) to maintain accountability for assets;

     (aa) Other than in connection with Securities Legislation, no authorization, consent or approval of, or filing with any public body, court or authority is necessary on the part of the Corporation or its Subsidiaries or the Mutual Funds for the consummation of the transactions contemplated by this

          Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, prevent consummation of the transactions contemplated by this Agreement;

     (bb) Each of the Mutual Funds is duly formed and validly existing in good standing under the laws of the jurisdiction in which it was formed and is operating in material compliance with Securities Legislation;

     (cc) The audited financial statements of each of the Closed-End Funds, the Mutual Funds and Limited Partnerships for the years ended December 31, 2004 and 2003 (as applicable), including the notes thereto, reflect fairly in all material respects their respective financial position, the results of operations and the changes in financial position as at the dates and for the periods indicated in such statements, and have been prepared in accordance with Canadian GAAP consistently applied, except as otherwise stated in the notes thereto;

     (dd) The Corporation or one of its Subsidiaries is the duly appointed manager of each of the Mutual Funds and the Closed-End Funds and is trustee of the Closed-End Funds and the Mutual Funds that are trusts;

     (ee) Each of the Closed-End Funds and Limited Partnerships is duly formed and validly existing in good standing under the laws of the jurisdiction in which it was formed and is operating in material compliance with Securities Legislation;

     (ff) The Corporation or one of its Subsidiaries is the duly appointed manager and trustee of each of the Closed-End Funds;

     (gg) The Corporation or one of its Subsidiaries is the duly appointed general partner of each of the Limited Partnerships;

     (hh) As at October 31, 2005, each Mutual Fund had a net asset value (determined in accordance with Securities Legislation and its constating documents) as stated below:

          ---------------------------------------------------------------------
                                                              NET ASSET VALUE
                   NAME OF MUTUAL FUND                      AT OCTOBER 31, 2005
          ---------------------------------------------------------------------
          Clarington Canadian Balanced Fund                    $296,797,224
          ---------------------------------------------------------------------
          Clarington Canadian Bond Fund                          25,801,040
          ---------------------------------------------------------------------
          Clarington Canadian Dividend Fund                     995,584,263
          ---------------------------------------------------------------------
          Clarington Canadian Equity Class                       13,149,928
          ---------------------------------------------------------------------
          Clarington Canadian Equity Fund                       301,036,332
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
                                                              NET ASSET VALUE
                   NAME OF MUTUAL FUND                      AT OCTOBER 31, 2005
          ---------------------------------------------------------------------
          Clarington Canadian Growth & Income Fund               36,095,103
          ---------------------------------------------------------------------
          Clarington Canadian Income Fund                       905,256,296
          ---------------------------------------------------------------------
          Clarington Canadian Income Fund II                     54,447,132
          ---------------------------------------------------------------------
          Clarington Canadian Resources Class                     3,720,199
          ---------------------------------------------------------------------
          Clarington Canadian Small Cap Fund                    250,974,619
          ---------------------------------------------------------------------
          Clarington Canadian Value Fund                         51,814,731
          ---------------------------------------------------------------------
          Clarington Core Portfolio                              46,538,992
          ---------------------------------------------------------------------
          Clarington Diversified Income Fund                    403,733,205
          ---------------------------------------------------------------------
          Clarington Global Equity Class                         43,571,001
          ---------------------------------------------------------------------
          Clarington Global Equity Fund                         220,476,546
          ---------------------------------------------------------------------
          Clarington Global Income Fund                         146,944,515
          ---------------------------------------------------------------------
          Clarington Global Small Cap Fund                       22,682,808
          ---------------------------------------------------------------------
          Clarington Income Trust Fund                           67,835,501
          ---------------------------------------------------------------------
          Clarington Money Market Fund                           71,830,540
          ---------------------------------------------------------------------
          Clarington Navellier U.S. All Cap Fund                 60,988,306
          ---------------------------------------------------------------------
          Clarington Short-Term Income Class                      7,361,092
          ---------------------------------------------------------------------
          Clarington Target Click 2010 Fund                      19,125,145
          ---------------------------------------------------------------------
          Clarington Target Click 2015 Fund                      36,439,026
          ---------------------------------------------------------------------
          Clarington Target Click 2020 Fund                       7,892,024
          ---------------------------------------------------------------------
          Clarington Target Click 2025 Fund                       6,325,531
          ---------------------------------------------------------------------
          Clarington U.S. Dividend Fund                          45,134,685
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
                   Name of Closed-End Fund                    NET ASSET VALUE
          ---------------------------------------------------------------------
          ---------------------------------------------------------------------
          Clarington Diversified Income + Growth Fund            65,275,783
          ---------------------------------------------------------------------
          Focused 40 Income Fund                                 48,219,558
          ---------------------------------------------------------------------

     (ii) Each Mutual Fund has filed, or prior to the completion of the transactions contemplated herein, will have filed, all Returns required to be filed with applicable tax authorities for each taxation year ending on or before

          December 31, 2004 within the time period prescribed by applicable tax legislation (including the ITA and the Taxation Act (Quebec)) and has delivered, or prior to the completion of the transactions contemplated herein, will have delivered, all information slips within the time prescribed by applicable taxation legislation to holders of securities of the Mutual Fund in accordance with the provisions of applicable taxation legislation in respect of all taxation years ending on or before December 31, 2004. Each Mutual Fund has made distributions in such amounts to holders of securities of the Mutual Fund such that the Mutual Fund has no liability (contingent or otherwise) to pay Taxes for any period ending on or before December 31, 2004 other than any such Taxes that are immediately refundable to the Mutual Funds. To the knowledge of the Corporation, there are no actions, suits or other proceedings or investigations or claims in progress, pending or threatened against the Mutual Funds in respect of any Taxes, and, in particular, there are no currently outstanding assessments, reassessments or written inquiries which have been issued or raised by any Governmental Entity relating to any such Taxes;

     (jj) The Corporation, as manager and/or trustee of the Mutual Funds, has delivered or caused to be delivered to purchasers of securities of the Mutual Funds in accordance with applicable Securities Legislation and any exemptive relief obtained therefrom (i) all confirmations of trades, including purchases and redemptions of securities and reinvestment of distributions by holders of securities, (ii) financial statements of the Mutual Funds and (iii) all proxy solicitation materials, all within the time and in the manner required by Law, and has made the prospectuses of the Mutual Funds available for delivery in the manner required under Securities Legislation;

     (kk) Each of the Mutual Funds and the Closed-End Funds is the beneficial owner of the portfolio securities held by it and has good and marketable title thereto, in each case free of all Encumbrances. Each Mutual Fund has the exclusive right to possess and dispose of the portfolio securities held by it and the investments of each Mutual Fund and its investment practices comply with Securities Legislation;

     (ll) There are no agreements, options or other rights pursuant to which the Corporation or one of its Subsidiaries is or may become obligated to resign as trustee and/or manager of a Mutual Fund or a Closed-End Fund or to appoint any successor trustee, manager or investment adviser of an Mutual Fund upon completion of the transactions contemplated by the Agreement;

     (mm) Each registered retirement savings plan ("RRSP") or registered retirement income fund ("RRIF") which is administered by the Corporation or any of its Subsidiaries has been administered in accordance with the provisions of the ITA and any other applicable Law and to the knowledge of the Corporation no such RRSP or RRIF has acquired any property which is a

          "non-qualified investment" for such RRSP or RRIF (as that term is used in the ITA);

     (nn) Neither the Corporation nor any of its Subsidiaries is aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will constitute a Material Adverse Effect with respect to the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation or its Subsidiaries; and

     (oo) Except as set forth in the Disclosure Documents, no insider (as such term is defined in the Securities Act (Ontario)) (i) has any agreement with the Corporation or any of its Subsidiaries or any interest in any property, real or personal, tangible or intangible, including without limitation trade names or trade marks used in or pertaining to the business of the Corporation or its Subsidiaries, except for the normal rights as a shareholder; or (ii) has any claim or cause of action against the Corporation, except for accrued compensation, pension and benefits, expenses and similar obligations incurred in the course business (including reimbursement of medical expenses pursuant to employee plan), except as disclosed in the Disclosure Documents.